As filed with the Securities and Exchange Commission on August 26, 2021
Registration Statement No. 333-257767
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST EFFECTIVE AMENDMENT NO. 1
Filed pursuant to Rule 462(d)
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
FARMERS & MERCHANTS BANCORP, INC.
(Exact name of registrant as specified in its charter)
OHIO	6712	34-1469491
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
307 N. Defiance Street
Archbold, Ohio 43502
(419) 446-2501
(Address, including Zip Code, and telephone number, including area code, of registrant’s principal executive offices)
Lars B. Eller
President and Chief Executive Officer
Farmers & Merchants Bancorp, Inc.
307 N. Defiance Street
Archbold, Ohio 43502
(419) 446-2501
(Name, address, including Zip Code, and telephone number, including area code, of agent for service)
With copies to:
Thomas C. Blank, Esq. Martin D. Werner, Esq. Shumaker, Loop & Kendrick, LLP 1000 Jackson Street Toledo, Ohio 43604-5573 (419) 241-9000	Kimberly J. Schaefer, Esq. Jeffrey E. Smith, Esq. Vorys, Sater, Seymour and Pease LLP 301 East Fourth Street Suite 3500 Great American Tower Cincinnati, OH 45202 (513) 723-4068
Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement and upon the effective time of the merger described in the accompanying proxy statement and prospectus.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
THIS POST-EFFECTIVE AMENDMENT TO S-4 REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SEC IN ACCORDANCE WITH RULE 462(d) UNDER THE SECURITIES ACT OF 1933.

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 to Form S-4 Registration Statement (this “Registration Statement”) is being filed pursuant to Rule 462(d) of the Securities Act of 1933, as amended, solely to add Exhibit 99.3 hereto to the Registration Statement on Form S-4 (Registration No. 333-257767).

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 21. Exhibits and Financial Statement Schedules.
(a) The following Exhibits are being filed as part of this Registration Statement except those which are incorporated by reference:
Exhibit No.	Description of Exhibit
2.1
Agreement and Plan of Reorganization and Merger, dated as of May 4, 2021 by and between Farmers & Merchants Bancorp, Inc., The Farmers & Merchants State Bank and Perpetual Federal Savings Bank of Urbana (attached as Annex A to the proxy statement and prospectus contained in this Registration Statement) **

3.1	Farmers & Merchants Bancorp, Inc. Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 of F&M’s Quarterly Report on Form 10-Q filed on October 25, 2017)

3.2	Code of Regulations of Farmers & Merchants Bancorp, Inc., as amended (incorporated by reference to Exhibit 3.2 of F&M’s Form 10-Q filed on July 26, 2017)

5.1	Opinion of Shumaker, Loop & Kendrick, LLP (legality) **

8.1	Opinion of Shumaker, Loop & Kendrick, LLP (tax matters) **

8.2	Opinion of Vorys, Sater, Seymour and Pease LLP (tax matters) **

10.1	Voting Agreement (attached as Annex A to the proxy statement and prospectus contained in this Registration Statement) **

21.1	Subsidiaries of Farmers & Merchants Bancorp, Inc. (incorporated by reference to Exhibit 21 of registrant’s Annual Report on Form 10-K filed on February 28, 2021)

23.1	Consent of Crowe LLP **

23.2	Consent of BKD, LLP **

23.3	Consent of Shumaker, Loop & Kendrick, LLP (legality) (included in Exhibit 5.1) **

23.4	Consent of Shumaker, Loop & Kendrick, LLP (tax matters) (included in Exhibit 8.1) **

23.5	Consent of Vorys, Sater, Seymour and Pease LLP (tax matters) (included in Exhibit 8.2) **

24.1	Power of Attorney included on “Signature” page of Form S-4 filed on July 8, 2021

99.1	Consent of Keefe, Bruyette & Woods, Inc.**

99.2	Form of Proxy for Perpetual Federal Savings Bank of Urbana Shareholder Meeting **

99.3	Form of Letter of Transmittal (filed herewith)
**	Previously filed.
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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Archbold, State of Ohio, as of the 26th day of August, 2021.
FARMERS & MERCHANTS BANCORP, INC.

By:	/s/ Lars B. Eller
Lars B. Eller, Chief Executive Officer and President
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed as of the 26th day of August, 2021 by the following persons in the capacities indicated.
/s/ Lars B. Eller	Chief Executive Officer, President and Director (Principal Executive Officer)
Lars B. Eller

/s/ Barbara J. Britenriker	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Barbara J. Britenriker

/s/ Jack C. Johnson*
Jack C. Johnson	Chairman of the Board and Director

/s/ Andrew J. Briggs*
Andrew J. Briggs	Director

/s/ Eugene N. Burkholder*
Eugene N. Burkholder	Director

/s/ Jo Ellen Hornish*
Jo Ellen Hornish	Director

/s/ Lori A. Johnson*
Lori A. Johnson	Director

/s/ Marcia S. Latta*
Marcia S. Latta	Director

/s/ Steven J. Planson*
Steven J. Planson	Director

/s/ Kevin J. Sauder*
Kevin J. Sauder	Director

/s/ Frank R. Simon*
Frank R. Simon	Director

/s/ K. Brad Stamm*
K. Brad Stamm	Director
*	For each of the above directors pursuant to a power of attorney included on the “Signature” page of Form S-4 filed with the Commission on July 8, 2021.
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